Exhibit 99.3 Reconciliation of Adjusted income from continuing operations

(Dollar amounts in millions, except per share amounts)	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Net income (loss)	130.5	109.8	42.2
Add (deduct):
Loss from discontinued operations	0.2	1.1	0.5
(Gain) loss on sale or impairment of long-lived assets, net	8.6	0.7	(9.4)
Other operating credits and charges, net	3.5	(0.9)	6
Interest expense outside of normal operations	—	—	0.3
Early debt extinguishment	—	—	4.1
Reported tax provision	21.2	46.4	6.7
Normalized tax provision at 35%	(57.4)	(55.0)	(17.6)
Adjusted income (loss) from continuing operations	$106.6	$102.1	$32.8
Diluted shares outstanding	146.6	146.5	145.5
Adjusted income (loss) from continuing operations per diluted share	$0.73	$0.70	$0.23

	Year Ended
(Dollar amounts in millions, except per share amounts)	December 31, 2017	December 31, 2016
Net income (loss)	$389.8	$149.8
Add (deduct):
Loss from discontinued operations	1.3	0.5
(Gain) loss on sale or impairment of long-lived assets, net	6.8	(8.4)
Other operating credits and charges, net	8.0	17.4
Interest expense outside of normal operations	—	2.8
Early debt extinguishment	—	17.3
Reported tax provision	119.1	19.8
Normalized tax provision at 35%	(183.8)	(69.7)
Adjusted income (loss) from continuing operations	$341.2	$129.5
Diluted shares outstanding	146.4	145.3
Adjusted income (loss) from continuing operations per diluted share	$2.33	$0.89